UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO
SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 21, 2014

BOLDFACE GROUP, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	333-148722	02-0811868
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1945 Euclid Street Santa Monica, CA	90404
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:  (310) 450-4501

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 21, 2014, Boldface Group, Inc. (the “Company”) appointed Mr. John C. LaBonty as President and Chief Executive Officer.  On March 25, 2014, the Company announced his appointment in a press release. A copy of the press release is attached to this Current Report on Form 8-K as Exhibit 99.1, and is incorporated by reference herein.

Mr. LaBonty, 59, currently serves as President of LaBonty Consulting Inc.  He has served as President of SeaCliff Beauty from December 2012 until July 2013 and has also served as Vice President and General Manager of International for Smashbox Cosmetics from 2006 until 2011, where he grew gross revenue by more than 400%.  He has led multiple sales, marketing and general management organizations with both companies within North America and internationally.  In addition to his extensive consumer experience, Mr. LaBonty was the Vice President of Sales and Distribution for Citigroup's Latin America consumer division where he oversaw a $2.3 billion organization of more than 10,000 personnel spanning 19 countries.  Mr. LaBonty holds a B.S. in Marketing and Advertising from Indiana University in Bloomington.

On March 21, 2014, Mr. LaBonty entered into an employment agreement with the Company for a three year term. Under the terms of his employment agreement, attached here as Exhibit 10.1, Mr. LaBonty will receive a base salary of $325,000 during the first year of the employment term, $350,000 during the second year of the employment term, and a salary determined by the Compensation Committee of the Company’s board of directors (the “Compensation Committee”) during the third year of the employment term, but not less than $350,000 per year.  For each fiscal year of the employment term, Mr. LaBonty will have the opportunity to earn an annual bonus equal to up to fifty percent (50%) of the base salary, as in effect at the beginning of the applicable fiscal year, based on achievement of realistic annual target performance goals established by the board of directors or the Compensation Committee in consultation with Mr. LaBonty.  The Company will pay Mr. LaBonty a lump sum cash signing bonus of $27,083.34.

In consideration of Mr. LaBonty entering into this employment agreement and as an inducement to join the Company, the Company granted to the Mr. LaBonty three million (3,000,000) shares of the Company’s common stock as well as, pursuant to the Company’s 2012 Equity Incentive Plan, options to purchase a percentage to be determined within 30 days of the signing of his employment agreement but not less than 20% of the allocated management pool at such time.  Mr. LaBonty will also be entitled to participate in all employee benefit plans, practices and programs maintained by the Company, as in effect from time to time, including, without limitation, medical and dental insurance premiums, with dependent coverage to be fully covered by the Company.

Item 9.01	Financial Statements and Exhibits.

(d)           The following exhibits are filed with this Report:

Exhibit No.                      Description

10.1	Employment Agreement, by and between the Company and John LaBonty, dated March 21, 2014

99.1	Press Release of Boldface Group, Inc., Inc. dated March 25, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Boldface Group, Inc. has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOLDFACE GROUP, INC.

	By:	/s/ Ashumi Shippee
Ashumi Shippee
Chief Financial Officer

Dated: March 27, 2014